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                                                                    EXHIBIT 99.1

                 [PROVIDENT BANKSHARES CORPORATION LETTERHEAD]


NEWS RELEASE

                   PROVIDENT BANKSHARES ANNOUNCES 2006 RESULTS
                YEAR OF STRONG GROWTH IN CHALLENGING ENVIRONMENT

BALTIMORE: (January 18, 2007) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported $70.0 million in net income, or $2.12 per diluted share, for 2006, compared to $73.0 million in net income, or $2.17 per diluted share, for 2005. For the fourth quarter of 2006, the Company reported $11.3 million, or $0.34 per diluted share, which included a $5.0 million, or $0.15 per diluted share, non-recurring charge associated with a securities and debt reduction transaction. Excluding the effects of this non-recurring charge, the Bank's net income would have been $75.0 million, or $2.27 per diluted share, for 2006.

Consistent execution by all lines of business produced growth in loans, deposits and fee income in 2006. The Company produced higher quality earnings and improvement in the net interest margin in a challenging banking environment. In addition, credit conditions were ideal and contributed to a continued decline in net charge-off rates.

"I believe we demonstrated the perseverance to stay focused on our key strategies in a challenging 2006," said Chairman and CEO Gary N. Geisel. "We made the right decisions to strengthen our position as the right size bank in the market."

2006 HIGHLIGHTS

Results of full year 2006 compared to 2005:
o  Net interest margin increased to 3.64% from 3.52%
o  Average consumer home equity loans increased $157.0 million, or 20%
o  Average residential construction loans increased $185.4 million, or 56%
o  Average total loans increased $148.4 million, or 4%
o  Average total customer deposits increased $28 million, or 1%
o  Service charge income increased 6% to $94 million
o  Net charge-offs as a percentage of average loans improved to 0.12% from 0.15%
o  Non-performing loans declined by $5.9 million, or 23%
o  Allowance to non-performing loans remained strong at 229.15%

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2006 FULL YEAR RESULTS

Total average deposits have increased by $142.9 million, or 4%. Growth in money market accounts and certificates of deposit offset expected declines in demand deposit accounts and savings as customers shifted deposit balances to products with higher return and less liquidity due to the current interest rate environment.

Total average loans grew by $148.4 million, or 4%, with excellent growth in the Bank's key portfolios -- home equity by 20%, commercial real estate by 16%, and commercial business by 5%.

"The Bank's culture has been shifting from a product focus to one based on customer relationships," said Geisel, "and strong business line results for 2006 speak to the success of this approach.

Loan growth has been funded in part by reductions in the Bank's investment portfolio and originated and acquired loan portfolio. In 2006, average investments were reduced by 7%, or $148.0 million, and acquired loans declined by 32%, or $155.3 million. In addition, short and long-term debt was reduced by 10% in aggregate, or $180 million.

Deposit service charges, commissions and loan fees increased by $6.6 million, or 7%, in 2006. Credit quality continues to be excellent; net charge-offs as a percentage of total average loans declined to 0.12% in 2006, compared to 0.15% in 2005.

FOURTH QUARTER 2006

Provident Bankshares reported net income of $11.3 million, or $0.34 per diluted share, for the fourth quarter of 2006, compared to net income of $19.0 million and $0.57 per diluted share in the same period a year ago. In a move designed to mitigate the effects of the flat yield curve and to better position the bank for future performance, the Company on December 1, 2006 announced the sale of $183 million of mortgage-backed securities. This sale resulted in a charge to fourth quarter 2006 earnings of $5.0 million, or $0.15 per share.

The Company expects incremental benefits in net interest margin, return on assets, return on equity and earnings per share in 2007, with these improvements continuing into the future.

Additional measures to counter the effects of the difficult operating environment were announced by the Bank on December 1, 2006. Short-term cost savings measures are being implemented, and outside professional resources have completed the initial stages of a review of all lines of business and internal operating processes in order to achieve improved efficiencies. This comprehensive program is anticipated to result in additional revenue and reduced expenses as early as the third quarter of 2007.

OUTLOOK FOR THE FUTURE

"We have taken the necessary steps to meet this demanding environment, which most in the industry believe will extend well into 2007," said Geisel. "I look forward to updating our shareholders, customers and employees on our progress with our revenue and expense initiatives during the year. I believe that we are well-positioned for future success, and I anticipate earnings for 2007 to be within the range of analysts' estimates."

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DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.305 per share. This is the fifty-third consecutive quarterly dividend increase. The quarterly cash dividend will be paid on February 9, 2007 to stockholders of record at the close of business on January 29, 2007.

SHARE REPURCHASE AUTHORIZED

The Company today announced that the Company's Board of Directors has approved the repurchase of up to 5% of the Company's outstanding common stock, or approximately 1.6 million shares. The program will commence immediately. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors.

ANNUAL MEETING ANNOUNCED

Provident Bankshares announced today that the Corporation's annual meeting of stockholders will be held on May 16, 2007.

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, currently the second largest independent commercial bank headquartered in Maryland. With $6.3 billion in assets, Provident serves individuals and businesses in the key metropolitan areas of Baltimore, Washington and Richmond through a network of 155 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

WEBCAST INFORMATION

Provident Bankshares Corporation's fourth quarter earnings teleconference will be webcast at 10 a.m. ET on Thursday, January 18, 2007. The conference call will include a discussion of the Company's fourth quarter 2006 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through February 1, 2007. To listen to the conference call, please go to the Company's website to register, download and install any necessary software. When in the Company's website, follow these links:
        o   About Provident
            o   Investor Relations
                o   Upcoming Events
                    o Provident Bankshares Corporation Fourth Quarter 2006 Results Audio Webcast
An audio replay of the teleconference will be available through February 1, 2007 by dialing 1-888-286-8010, passcode 22798103; the international dial-in number is 617-801-6888.

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FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH, REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA. NO FORWARD-LOOKING STATEMENT CAN BE GUARANTEED, AND ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS IN THIS RELEASE SHOULD BE EVALUATED TOGETHER WITH THE UNCERTAINTIES THAT AFFECT THE COMPANY'S BUSINESS, PARTICULARLY THOSE MENTIONED UNDER THE HEADINGS "FORWARD -LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS" IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS REPORTS ON FORMS 10-Q AND 8-K, WHICH THE COMPANY INCORPORATES BY REFERENCE.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

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PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)

                                                               Three Months Ended                    Three Months Ended
                                                                   December 31,                          September 30,
                                                     ----------------------------------------    --------------------------
                                                           2006           2005      % Change          2006       % Change
                                                     -------------   ------------   ---------    ------------   -----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $    49,280    $    50,508        (2.4)%    $    51,088         (3.5)%
Provision for loan losses                                  1,877            400       369.3              954         96.8
Non-interest income                                       22,414         28,544       (21.5)          31,626        (29.1)
  Net gains (losses)                                      (7,542)           478           -              373            -
  Derivative losses                                          (19)        (1,261)      (98.5)             643       (103.0)
Non-interest income, excluding total gains (losses)       29,975         29,327         2.2           30,610         (2.1)
Total revenue, excluding total gains (losses)             79,255         79,835        (0.7)          81,698         (3.0)
Non-interest expense                                      55,379         51,657         7.2           52,614          5.3
Income tax expense                                         3,155          8,025       (60.7)           8,707        (63.8)
Net income                                                11,283         18,970       (40.5)          20,439        (44.8)

SHARE DATA:
Basic earnings per share                             $      0.35    $      0.58       (39.7)%    $      0.63        (44.4)%
Diluted earnings per share                                  0.34           0.57       (40.4)            0.62        (45.2)
Cash dividends paid per share                              0.300          0.280         7.1            0.295          1.7
Book value per share                                       19.52          19.14         2.0            19.79         (1.4)
Weighted average shares - basic                       32,573,415     32,904,879        (1.0)      32,632,516         (0.2)
Weighted average shares - diluted                     32,887,017     33,560,110        (2.0)      33,037,479         (0.5)
Common shares outstanding                             32,433,387     32,933,118        (1.5)      32,680,266         (0.8)

SELECTED RATIOS:
Return on average assets                                    0.70 %         1.19 %                       1.26 %
Return on average equity                                    6.89          12.06                        12.81
Return on average common equity                             6.78          11.77                        12.34
Net yield on average earning assets (t/e basis)             3.50           3.59                         3.60
Efficiency ratio                                           69.32          64.51                        63.93
Leverage ratio                                              8.53           8.40                         8.58
Tier I risk-based capital ratio                            10.90          10.97                        11.18
Total risk-based capital ratio                             11.85          11.97                        12.13
Tangible common equity ratio                                6.50           6.27                         6.50

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,684,962    $ 1,905,355       (11.6)%    $ 1,889,954        (10.8)%
Total loans                                            3,865,492      3,695,381         4.6        3,768,027          2.6
Assets                                                 6,296,494      6,355,926        (0.9)       6,410,291         (1.8)
Deposits                                               4,140,112      4,124,467         0.4        4,131,702          0.2
Stockholders' equity                                     633,154        630,495         0.4          646,886         (2.1)
Common stockholders' equity                              655,739        647,778         1.2          663,758         (1.2)

AVERAGE BALANCES:
Investment securities portfolio                      $ 1,833,442    $ 1,927,955        (4.9)%    $ 1,908,566         (3.9)%
Loans:
  Originated and acquired residential mortgage           344,201        479,884       (28.3)         373,568         (7.9)
  Home equity                                            993,942        879,598        13.0          983,288          1.1
  Other consumer                                         409,401        450,264        (9.1)         422,094         (3.0)
  Commercial real estate                               1,348,307      1,210,952        11.3        1,292,143          4.3
  Commercial business                                    714,037        649,191        10.0          703,523          1.5
Total loans                                            3,809,888      3,669,889         3.8        3,774,616          0.9
Earning assets                                         5,663,261      5,614,502         0.9        5,701,946         (0.7)
Assets                                                 6,372,161      6,330,442         0.7        6,406,772         (0.5)
Deposits:
  Noninterest-bearing                                    742,494        816,635        (9.1)         759,874         (2.3)
  Interest-bearing                                     3,337,785      3,200,304         4.3        3,264,255          2.3
Total deposits                                         4,080,279      4,016,939         1.6        4,024,129          1.4
Stockholders' equity                                     649,859        623,954         4.2          632,886          2.7
Common stockholders' equity                              660,342        639,588         3.2          657,158          0.5

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PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)

                                                               Twelve Months Ended
                                                                  December 31,
                                                    ------------------------------------------
                                                        2006            2005        % Change
                                                    -------------   -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $   204,003     $   198,710          2.7 %
Provision for loan losses                                  3,973           5,023        (20.9)
Non-interest income                                      113,670         112,509          1.0
  Net gains (losses)                                      (6,426)          1,292            -
  Derivative losses                                         (533)         (4,367)       (87.8)
Non-interest income, excluding total gains (losses)      120,629         115,584          4.4
Total revenue, excluding total gains (losses)            324,632         314,294          3.3
Non-interest expense                                     214,579         200,737          6.9
Income tax expense                                        29,118          32,509        (10.4)
Net income                                                70,003          72,950         (4.0)

SHARE DATA:
Basic earnings per share                             $      2.14     $      2.21         (3.2)%
Diluted earnings per share                                  2.12            2.17         (2.3)
Cash dividends paid per share                               1.17            1.09          7.3
Book value per share                                       19.52           19.14          2.0
Weighted average shares - basic                       32,727,420      32,956,055         (0.7)
Weighted average shares - diluted                     33,082,089      33,655,673         (1.7)
Common shares outstanding                             32,433,387      32,933,118         (1.5)

SELECTED RATIOS:
Return on average assets                                    1.09 %          1.14 %
Return on average equity                                   11.02           11.70
Return on average common equity                            10.71           11.59
Net yield on average earning assets (t/e basis)             3.64            3.52
Efficiency ratio                                           65.66           63.39
Leverage ratio                                              8.53            8.40
Tier I risk-based capital ratio                            10.90           10.97
Total risk-based capital ratio                             11.85           11.97
Tangible common equity ratio                                6.50            6.27

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,684,962     $ 1,905,355        (11.6)%
Total loans                                            3,865,492       3,695,381          4.6
Assets                                                 6,296,494       6,355,926         (0.9)
Deposits                                               4,140,112       4,124,467          0.4
Stockholders' equity                                     633,154         630,495          0.4
Common stockholders' equity                              655,739         647,778          1.2

AVERAGE BALANCES:
Investment securities portfolio                      $ 1,896,460     $ 2,044,417         (7.2)%
Loans:
  Originated and acquired residential mortgage           389,836         565,693        (31.1)
  Home equity                                            959,731         802,723         19.6
  Other consumer                                         422,364         461,219         (8.4)
  Commercial real estate                               1,284,924       1,109,272         15.8
  Commercial business                                    697,050         666,552          4.6
Total loans                                            3,753,905       3,605,459          4.1
Earning assets                                         5,668,682       5,664,773          0.1
Assets                                                 6,375,183       6,381,398         (0.1)
Deposits:
  Noninterest-bearing                                    773,369         808,137         (4.3)
  Interest-bearing                                     3,271,892       3,094,212          5.7
Total deposits                                         4,045,261       3,902,349          3.7
Stockholders' equity                                     635,356         623,319          1.9
Common stockholders' equity                              653,822         629,354          3.9